CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-152910 on Form N-2 of our report dated January 21, 2009 relating to the financial statements of National Renewable Energy Investment Fund, Inc. appearing in the Prospectus, which is part of this Registration Statement.  We also consent to the references to us under the heading “Independent Registered Public Accounting Firm” in such Prospectus and Statement of Additional Information.

/s/ Deloitte & Touche LLP

Des Moines, Iowa
January 4, 2010